Exhibit 4.1

RIGHTS CERTIFICATE #: NUMBER OF RIGHTS THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS CONTAINED IN THE THE REGISTRATION STATEMENT ON FORM S-1 DATED _____ __, 2026 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT. PBT Land and Minerals, Inc. Incorporated under the laws of the State of Texas NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE Evidencing Non - Transferable Subscription Rights to Purchase Shares of Class A Common Stock of PBT Land and Minerals, Inc. Subscription Price: $[_] per Share THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON _______ __, 2026, UNLESS EXTENDED BY THE COMPANY REGISTERED OWNER: THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase [_] share of Class A Common Stock, with a par value of $0.01 per share, of PBT Land and Minerals, Inc. (the "Shares"), a Texas corporation, at a subscription price of $[_] per share (the "Basic Subscription Right"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of PBT Land and Minerals, Inc. Subscription Rights Certificates" accompanying this Subscription Rights Certificate. If any shares of Class A Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the "Unsubscribed Shares"), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Unsubscribed Shares up to the number of Shares underlying the Basic Subscription Right pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Over-Subscription Right"). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Class A Common Stock in accordance with the "Instructions as to PBT Land and Minerals, Inc. Subscription Rights Certificates" that accompany this Subscription Rights Certificate. This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of PBT Land and Minerals, Inc. and the signatures of its duly authorized officers. Dated: _________________________________ President, Chief Executive Officer and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE Delivery other than in the manner or to the addresses listed below will not constitute valid delivery. If delivering by hand: Equiniti Trust Company, LLC Attn: Onbase - Reorganization Department 1110 Centre Pointe Curve Suite #101 Mendota Heights, MN 55120 If delivering by mail or overnight courier: Equiniti Trust Company, LLC Operations Center Attn: Onbase - Reorganization Department 1110 Centre Pointe Curve Suite #101 Mendota Heights, MN 55129 PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over- Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable. (a) EXERCISE OF BASIC SUBSCRIPTION RIGHT: I apply for ______________ shares x $ [_] = $_______________ (no. of new shares) (subscription price) (amount enclosed) (b) EXERCISE OF OVER-SUBSCRIPTION RIGHT If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of Class A Common Stock for which you are entitled to subscribe pursuant to your Over-Subscription Right: I apply for ______________ shares x $ [_] = $_______________ (no. of new shares) (subscription price) (amount enclosed) (c) Total Amount of Payment Enclosed = $__________________ METHOD OF PAYMENT (CHECK ONE) Check or bank draft payable to "Equiniti Trust Company, LLC as Subscription Agent." Wire transfer of immediately available funds directly to the account maintained by Equiniti Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021 or Swift Code: CHASUS33, Account # 530- 354616 Equiniti Trust Company, LLC FBO PBT Land and Minerals / Eric Oliver. Corporation, with reference to the rights holder's name. FORM 2-DELIVERY TO DIFFERENT ADDRESS If you wish for the shares underlying your Rights or a certificate representing unexercised Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4. ________________________________________________________________ ________________________________________________________________ ________________________________________________________________ FORM 3-SIGNATURE TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. Signature(s): ______________________________________________________ IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. FORM 4-SIGNATURE GUARANTEE This form must be completed if you have completed any portion of Forms 1 or 2. Signature Guaranteed: _______________________________________________ (Name of Bank or Firm) By:_______________________________________________________________ (Signature of Officer) IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15. FOR INSTRUCTIONS ON THE USE OF SAMPLE CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT D.F. KING & CO, INC., THE INFORMATION AGENT, AT (877) 478-5039.